Combination of Vantiv and Worldpay Transaction Update November 2017 Exhibit 99.1

This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell, shares of Vantiv, Inc. ("Vantiv") or Worldpay Group PLC ("Worldpay"). Further to the announcement by Vantiv of its proposed offer to acquire the entire issued and to be issued share capital of Worldpay (the “Merger"): (i) such Merger will be subject to the terms of a circular to be issued by Worldpay to its shareholders in due course setting out the terms and conditions of the Merger, including details of how to vote in respect of the Merger ("Circular"); and (ii) Vantiv will in due course publish a prospectus for the purposes of EU Directive 2003/71/EC (together with any applicable implementing measures in any Member State, the "Prospectus Directive") in relation to shares which will be issued by it in connection with the Merger ("Prospectus"). Any decision in respect of, or in response to, the Merger should be made only on the basis of the information in the Circular and the Prospectus. Investors are advised to read the Circular and the Prospectus carefully. This document is an advertisement and not a prospectus for the purposes of the Prospectus Directive. Accordingly, investors should not subscribe for, or purchase, any securities referred to in this document except on the basis of the information to be contained in the Prospectus, when published, which will be prepared in accordance with the Prospectus Directive. Copies of the Prospectus, when published, will be available from Vantiv’s website at www.vantiv.com. Neither the contents of Vantiv’s website, nor the contents of any other website accessible from hyperlinks on such websites, is incorporated herein or forms part of this document. No statement in this document is intended as a profit forecast or estimate of the future financial performance of Vantiv, Worldpay or the combined company following completion of the Merger for any period unless otherwise stated. Furthermore, no statement in this document should be interpreted to mean that: (i) earnings or earnings per share for Worldpay for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Worldpay; or (ii) earnings or earnings per share for Vantiv for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Vantiv. Certain information included in this presentation has been sourced from third parties. Vantiv does not make any representations regarding the accuracy, completeness or timeliness of such third party information. Permission to cite such information has neither been sought nor obtained. Disclosure requirements of the UK Takeover Code Worldpay is a company subject to the jurisdiction of the UK Takeover Code (the “Code”) Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the Business Day following the date of the relevant dealing. Disclosures are therefore required in the shares of Vantiv and Worldpay. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3. Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the UK Panel on Takeovers and Mergers’ (the “Panel”) website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure. No Offer or Solicitation This presentation is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Forward-Looking Statements This presentation contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this presentation are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “will,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this presentation are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) our ability to adapt to developments and change in our industry; (ii) competition; (iii) unauthorized disclosure of data or security breaches; (iv) systems failures or interruptions; (v) our ability to expand our market share or enter new markets; (vi) our ability to identify and complete acquisitions, joint ventures and partnerships; (vii) failure to comply with applicable requirements of Visa, MasterCard or other payment networks or changes in those requirements; (viii) our ability to pass along fee increases; (ix) termination of sponsorship or clearing services; (x) loss of clients or referral partners; (xi) reductions in overall consumer, business and government spending; (xii) fraud by merchants or others; (xiii) a decline in the use of credit, debit or prepaid cards; (xiv) consolidation in the banking and retail industries; (xv) the effects of governmental regulation or changes in laws; (xvi) outcomes of future litigation or investigations; (xvii) uncertainties as to the timing of the transaction; (xviii) uncertainties as to whether the transaction will be completed; (xix) the possibility that shareholders or other third parties will file lawsuits challenging the transaction; (xx) potential operating costs, customer loss and business disruption occurring prior to completion of the transaction or if the transaction is not completed; (xxi) the effect of the announcement of the transaction on our business relationships, operating results and business generally; (xxii) the failure to satisfy conditions to completion of the transaction, including the receipt of all required regulatory approvals; and (xxiii) difficulty in retaining certain key employees as a result of the transaction. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. More information on potential factors that could affect the Company’s financial results and performance is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic reports filed with the SEC, including the Company’s most recently filed Annual Report on Form 10-K and its subsequent filings with the SEC. Any forward-looking statement made by us in this presentation speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Important Additional Information and Where to Find It This presentation may be deemed to be solicitation material in respect of the acquisition (the “Acquisition”) of Worldpay Group plc (“Worldpay”) by Vantiv, Inc. and its subsidiaries (together, the “Company”), including the issuance of shares of the Company’s common stock in respect of the Acquisition. In connection with the foregoing issuance of the Company’s common stock, the Company has filed a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on November 27, 2017. To the extent the Company effects the Acquisition of Worldpay as a Scheme of Arrangement under United Kingdom law, the issuance of the Company’s common stock in the Acquisition would not be expected to require registration under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 3(a)(10) under the Act. In the event that the Company determines to conduct the Acquisition pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC containing a prospectus with respect to the Company’s common stock that would be issued in the Acquisition. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ACQUISITION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC at www.investors.vantiv.com. Participants in the Solicitation The Company and its directors, officers and employees may be considered participants in the solicitation of proxies from the Company’s stockholders in respect of the transactions contemplated by this presentation. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the transactions, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the materials filed by the Company with the SEC, including in the proxy statement for the Company’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2017, as supplemented by other Company filings with the SEC, and will be set forth in the proxy statement relating to the Acquisition when it becomes available. Non-GAAP Financial Measures This presentation contains estimated financial information that is unaudited and not presented in accordance with US Generally Accepted Accounting Principles (GAAP). Such information includes financial information presented in accordance with International Financial Reporting Standards (IFRS); information relating to the combined financial data presented with the side-by-side financials; estimated efficiencies and run-rate savings; estimated synergies and efficiencies; and adjusted earnings per share, which excludes non-cash amortization of intangible assets. This information has been provided on a forward-looking basis pursuant to an exception for non-GAAP financial measures included in disclosures relating to a proposed business combination transaction, the entity resulting from the business combination transaction or an entity that is a party to the business combination transaction where the communication containing such disclosure is subject to the SEC’s rules relating to communications applicable to business combination transactions. Investors should not place undue reliance on these measures and should carefully review the risks and uncertainties described in the cautionary statement relating to “Forward-Looking Statements” contained herein. Safe Harbor Statement

© 2017 Vantiv, LLC. All rights reserved. © 2017 Worldpay. All rights reserved. Integration planning is underway to identify major cost and revenue synergy opportunities, with execution plans developed Differentiated by leading capabilities and aggressive expansion into high growth verticals Our clients, employees and leadership teams are excited about the value our combination can bring Creating a leading payments provider with unique capability to power global integrated omni-commerce Deal is on track to close in mid-January Focused on delivering long-term value creation, leveraging Vantiv’s proven ability to drive effective merger integration The New Worldpay

Technology Agile & Scalable Next-Gen & Flexible Unmatched Integrated Technology Platform Market Position #1 U.K. Merchant Acquirer (1) #1 U.S. Merchant Acquirer (1) #1 Global Acquirer (1) Note Based on number of transactions; analysis of data published in The Nilson Report, issues 1095 (September 2016), 1105 (March 2017) and 1110 (May 2017) Verticals Expanding in High Growth Verticals Highly Complementary Capabilities Will Allow Us to Achieve More Together Capabilities International eCommerce Global Integrated Omni-Commerce Digital Services Travel Online Retail Creating a Global Leader Integrated Payments U.S. eCommerce Retail & Restaurant B2B Grocery & Drug The New Worldpay

The New Worldpay eCommerce Expansion Leading U.S. eCommerce capabilities Leading international eCommerce capabilities Leading global eCommerce platform expected to accelerate revenue growth 1 B2B enterprise payments capabilities Deep vertical expertise Significant opportunity to cross-sell B2B into the combined customer base Extend B2B Capabilities 3 Leading Integrated Payments expertise Drive Integrated Payments Leading U.K. market share Expanding Integrated Payments into the U.K. and across Europe 2 Rationalize development spend and focus on high value, high growth opportunities Faster speed to market, more nimble competitor Product Roadmap Optimization 4 Incremental Revenue Opportunities

Poised to Lead & Transform the Secular Growth in eCommerce

300+ Payment Types

146 Countries

126 Currencies

Market Dynamics & Key Trends

Complex eCommerce market requires a payments partner with comprehensive global capabilities and deep vertical expertise

- **Strong secular growth** due to continued online adoption
- **Increasing prevalence of cross-border eCommerce**
- **Alternative & local payment methods** gaining market share
- **Complex and diverse regulation**
- **Heightened data security and fraud concerns**

Global eCommerce Growth



Global eCommerce Volume ($Tn)
Cross border
Domestic
2x+
~16% CAGR
4.0 - 4.5
~25% CAGR
2.0
~14% CAGR
2015
2020F

Source: McKinsey & Company

The New Worldpay has Unique Capabilities to Serve the Most Complex & Fastest Growing Market Segments

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A Leader in Cross-Border eCommerce Marquee Clients Key Areas of Investment By 2016 Volume ($Bn) #1 in Cross-Border eCommerce Continue innovation of new payment capabilities and alternative payment methods Innovation Leverage data to provide analytics and insights Insights Expand value-added services and extend payment solutions to SMBs Value-Add Global expansion in high growth regions (e.g. APAC and LatAm) Geography Differentiated Cross-Border Capabilities for Leading Global Brands Our clients recognize the value proposition created by our combined eCommerce capabilities (1) Sources: Company Filings; The Nilson Report, issue 1105 (March 2017) Note: Assumes exchange rates of US$1.3333:£1 and US$1.1940:€1 (as of close on 11/24/2017) Illustrative figure based on pro forma for combined company Global digital retailers Leading online travel sites Disruptive technology firms ü ü ü The New Worldpay

Share of Clients’ eCommerce Wallet Share of Clients’ Global eCommerce Processing Volume Client Life Time Value Increasing Share of Wallet Expanding Share of Global Volume Key Factor: Geographic Reach U.S. & Canada Europe Asia Pacific Middle East / Africa Latin America Key Factor: Value-Added Services Global Omni-Channel Solutions Higher Authorization Rates Business Performance Analytics Security and Fraud Increasing Clients’ Life Time Value

Positioned to Win in eCommerce Source: Illustrative based on McKinsey Payments Practice Level of complexity Value-added services (e.g. fraud, data analytics) “One-stop shop” Gateways – simple API Omni-channel solutions Merchants with multi-geography operations or multi-acquirer models eCommerce Acquiring Specialists Payments processing and routing SMB eCommerce Software Merchant Needs Gateways and Traditional Acquirers Scale Acquirer Area of opportunity for The New Worldpay Value Proposition OTHER MARKET PLAYERS The New Worldpay Small merchants Large & mid-tier merchants

Note: References to be read in conjunction with Part A of Appendix IV to the announcement scheduled to Vantiv’s definitive proxy statement dated 27 November 2017 (at pages I-51 to I-52) which sets out the detail of the quantified financial benefits statement Illustrative figures shown pro forma for combined company for twelve months ended 9/30/2017; free cash flow defined as Adjusted EBITDA – Capex; conversion defined as free cash flow / Adjusted EBITDA; assumes exchange rate of US$1.3333:£1 (as of close on 11/24/2017) Generating Significant Shareholder Value Significant Cost Synergies High confidence in our ability to generate cost synergies Estimated ~$200 million annual recurring pre-tax cost synergies by the end of the third year post close Majority of cost synergies to come from harmonizing combined company’s U.S. platforms and streamlining corporate costs EPS Accretion Cumulative effect of revenue growth, significant synergies and capital deployment combined with additional benefit of operating leverage Accretive to pro forma adjusted net income per share beginning in mid-2019 Inclusive of completed share buyback of 19.8MM Vantiv shares from Fifth Third Free Cash Flow Conversion Both businesses are highly cash generative, creating opportunities for debt repayment, strategic M&A and share repurchase 79% free cash flow conversion, generating greater than $1Bn of free cash flow (1) Revenue Opportunities We expect organic net revenue growth to be in the upper-single digits with opportunity for upside from revenue synergy opportunities High growth channels will comprise approximately 40% of The New Worldpay’s net revenue mix and are expected to grow in the mid-teens or better Customer targets and value propositions are being identified for revenue synergy opportunities expected to begin in mid-2019

Notes: Assumes exchange rate of US$1.3333:£1 (as of close on 11/24/2017) Worldpay net revenue reflects reported gross profit for comparable reporting conventions to Vantiv, for illustrative purposes Illustrative figures shown pro forma for combined company for nine months ended 9/30/2017; not intended to depict future segments Vantiv legacy Financial Institutions segment Pro forma Traditional Merchant split reflects Vantiv standalone Traditional Merchant net revenue 9 months ended 9/30/2017 plus Worldpay U.K. and U.S. gross profit 9 months ended 9/30/2017 as percentage of combined company net revenue Pro forma High Growth split reflects Vantiv standalone High Growth net revenue 9 months ended 9/30/2017 plus Worldpay Global eCommerce gross profit 9 months ended 9/30/2017 as percentage of combined company net revenue International includes eCommerce (which involves sales across multiple regions, including the U.S.) (1)(2) (1) Geographic Breakdown % of Net Revenue F.I. High Growth Distribution Mix % of Net Revenue YTD 9/30/2017 U.S. International (6) International (6) U.S. Diverse Distribution and Global Footprint Traditional Merchant Global eCommerce High Growth (5) Traditional Merchant (4) F.I. (3) U.S. U.K. U.S. The New Worldpay

Annual Run-Rate Synergies U.S. Harmonization 63% Corporate Overhead 22% Technology and Operations Overlap 15% 1 2 3 Identifiable and Achievable Cost Synergies Note: References to be read in conjunction with Part A of Appendix IV to the announcement scheduled to Vantiv’s definitive proxy statement dated 27 November 2017 (at pages I-51 to I-52) which sets out the detail of the quantified financial benefits statement $200MM Estimated Run-Rate Cost Synergies By End of Third Year Post Close

Track Record of Integrating M&A

	MERCURY	element payment services	Litle & Co
Strategic Rationale	Integrated Payments	Integrated Payments	eCommerce
Year of Announcement	2014	2013	2012
Purchase Price	~$1.7Bn [1]	~$160MM	~$360MM
% of Synergy Target Achieved	~120%	~100%	150%+
Integration Timing	2.5 Years	1 Year	Less Than 1 Year

Teams Have Mobilized and We are Ready to Begin Executing on Day 1

Note

1. Reflects cash purchase price paid at closing

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The New Worldpay LTM 9/30/2017 ($Bn) Network Fees and Other Costs Interchange and Scheme Fees Other Cost of Sales New Worldpay Net Revenue (3) Operating Expenses Adjusted EBITDA Margin (%) Before Synergies Free Cash Flow (5) Conversion (%) (5) Worldpay Gross Revenue (2) Compelling Financial Profile Vantiv Total Revenue or Worldpay Net Revenue ($1.9) – ($1.9) $1.6 $5.5Bn $3.9 – ($5.1) – ($0.2) ($0.2) – $3.5Bn $1.4 $2.1 ($1.8) ($0.7) ($1.1) $1.7Bn $0.7 (4) $1.0 48% 48% (4) 48% $1.3Bn $0.4 $0.9 79% 64% 89% $6.7 – – Notes: Assumes exchange rate of US$1.3333:£1 (as of close on 11/24/2017) Figures shown are pro forma for combined company for the twelve months ended 9/30/2017 Worldpay Gross Revenue reflects Worldpay net revenue, adding back interchange and scheme fees New Worldpay Net Revenue reflects reported Vantiv net revenue and reported Worldpay gross profit Worldpay Adjusted EBITDA reflects Underlying EBITDA; Worldpay Adjusted EBITDA margin reflects Underlying EBITDA as a percentage of Worldpay gross profit Free cash flow defined as Adjusted EBITDA – Capex; conversion defined as (Adjusted EBITDA – Capex) / Adjusted EBITDA (1)

Net Revenue ($MM) GAAP Net Income Per Share ($) Pro Forma Adjusted Net Income Per Share ($) 4Q 2017 Guidance $556 – $566 $0.24 – $0.30 $0.94 – $0.96 FY 2017 Guidance $2,110 – $2,120 Growth (%) 11% – 13% 11% $1.42 – $1.47 Growth (%) (17%) – 3% 8% – 11% $3.34 – $3.36 25% – 28% 22% – 23% Growth (%) Note: References to be read in conjunction with the RNS announcement by Vantiv dated 26 October 2017 and entitled “Vantiv, Inc. Reports Third Quarter 2017 Results” available at http://info.vantiv.com/vantiv-worldpay-announce-recommended-merger.html which sets out the explanation, basis of preparation and assumptions of calculation for this statement Vantiv’s Fourth Quarter 2017 and Full Year 2017 Guidance

Worldpay’s YTD Performance and Full Year 2017 Guidance Notes: References to be read in conjunction with Appendix I to the Worldpay Q3 results released on 27 November 2017 available at www.investors.worldpay.com which sets out the explanation, basis of preparation and assumptions of calculation for this statement Worldpay net revenue comparable to Vantiv total revenue due to different reporting conventions Worldpay gross profit comparable to Vantiv net revenue due to different reporting conventions Underlying EBITDA margin shown as percentage of gross profit Worldpay Q3 2017 Results, 27 November 2017 FY2017 Guidance Worldpay expects net revenue growth for FY2017 to be at the lower end of its existing guidance range of 9 – 11% (4) 1H 2017 3Q 2017 Net Revenue (£MM) (1) Reported Growth (%) CC Growth (%) £601 11% 7% £303 7% 7% Underlying EBITDA (£MM) Reported Growth (%) CC Growth (%) Margin (%) (3) £248 14% 11% 47% £130 9% 8% 49% Gross Profit (£MM) (2) Reported Growth (%) CC Growth (%) £524 11% 7% £266 8% 8% £MM Well positioned to deliver an Underlying EBITDA margin improvement in the second half in line with previous guidance (4)

Deal is on track to close in mid-January ü Set to execute on Day 1 with integration planning teams already in place ü Well positioned to win in the marketplace with our combined capabilities ü Creating a leading payment provider powering global integrated omni-commerce ü © 2017 Vantiv, LLC. All rights reserved. © 2017 Worldpay. All rights reserved. The New Worldpay

Powering Global Integrated Omni-Commerce The New Worldpay

Appendix

Regulatory approvals received HSR waiting period has expired All required pre-closing approvals have been received from the FCA and the DNB Key documents are now complete Vantiv Proxy filed Worldpay Prospectus / Scheme Document to be published tomorrow Shareholder votes expected in early January Deal Update All Transaction Workstreams are Proceeding on Track On Track to Close in mid-January

Combination Summary

Structure and Exchange Ratio	• Combination creates a new global player with pro forma enterprise value of ~£23Bn / ~$31Bn (1) • Vantiv offer for Worldpay represents ~£9.8Bn / ~$13.1Bn enterprise value • Worldpay shareholders will receive 55p in cash; and 0.0672 new Vantiv shares for each Worldpay share as well as a special dividend of 4.2p per Worldpay share on completion of the merger and an interim dividend of 0.8p, paid on October 23, 2017 • Committed financing has been obtained for the cash consideration in the transaction and to refinance certain debt • Vantiv providing a mix and match facility to Worldpay shareholders
Ownership	• Pro-forma ownership: 57% Vantiv shareholders / 43% Worldpay shareholders • Inclusive of completed share buyback of 19.8MM Vantiv shares to reduce Fifth Third's stake to 4.9%
Governance	• Charles Drucker to be Executive Chairman and Co-CEO • Philip Jansen to be Co-CEO, Stephanie Ferris to be CFO, each reporting to Charles Drucker • 13 member board, 8 to be designated by Vantiv and 5 to be designated by Worldpay • Members of the combined company's executive team are expected to be confirmed shortly and will be announced in due course
Name / Headquarters	• New company to be renamed Worldpay • Combined company to have global and corporate headquarters in Cincinnati, Ohio and international headquarters in London • Combined company common shares will trade on the NYSE with a secondary listing on the LSE
Closing Considerations	• Subject to customary closing conditions including shareholder approvals • Transaction is expected to close in mid-January

Note: Assumes exchange rate of US$1.3333:£1 (as of close on 11/24/2017)
1. Calculated on the basis of the fully diluted share capital of Vantiv and exchange rate as of close on 11/24/2017

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Worldpay’s YTD Performance and Full Year 2017 Guidance $801 11% 7% $404 7% 7% $330 14% 11% 47% $173 9% 8% 49% $698 11% 7% $355 8% 8% Converted to USD Notes: References to be read in conjunction with Appendix I to the Worldpay Q3 results released on 27 November 2017 available at www.investors.worldpay.com which sets out the explanation, basis of preparation and assumptions of calculation for this statement; assumes exchange rate of US$1.3333:£1 (as of close on 11/24/2017) Worldpay net revenue comparable to Vantiv total revenue due to different reporting conventions Worldpay gross profit comparable to Vantiv net revenue due to different reporting conventions Underlying EBITDA margin shown as percentage of gross profit Worldpay Q3 2017 Results, 27 November 2017 FY2017 Guidance Worldpay expects net revenue growth for FY2017 to be at the lower end of its existing guidance range of 9 – 11% (4) 1H 2017 3Q 2017 Net Revenue ($MM) (1) Reported Growth (%) CC Growth (%) Underlying EBITDA ($MM) Reported Growth (%) CC Growth (%) Margin (%) (3) Gross Profit ($MM) (2) Reported Growth (%) CC Growth (%) $MM Well positioned to deliver an Underlying EBITDA margin improvement in the second half in line with previous guidance (4)

Comparability Adjustments Per 10-K / 10-Q Note: Dollars and shares in millions, except Pro Forma Adjusted Net Income Per Share; in certain cases, numbers are rounded Vantiv’s Non-GAAP Reconciliation

(a) Transition costs include costs associated with our separation transaction from Fifth Third Bank, including costs incurred for our human resources, finance, marketing and legal functions and severance costs; consulting fees related to non-recurring transition projects; expenses related to various strategic and separation initiatives; depreciation and amortization charged to us by Fifth Third Bank under our transition services agreement; and compensation costs related to payouts of a one-time signing bonus to former Fifth Third Bank employees transferred to us as part of our transition deferred compensation plan. (b) Primarily includes non-operating expenses incurred with the refinancing of our debt in May 2011, March 2012, May 2013, June 2014, and October 2016 as well costs associated with the early termination of our interest rate swaps in March 2012. (c) Acquisition and integration costs include fees incurred in connection with our acquisitions, including legal, accounting and advisory fees as well as consulting fees for conversion and integration services and charges related to employee termination benefits and other transition activities. (d) MasterCard assessed a change of control compliance fee to the company of $6.0 million as a result of our IPO. (e) For 2017, 2016 and 2015, primarily relates to the change in fair value of a TRA entered into as part of the acquisition of Mercury. The 2014 amount relates to a benefit recorded as a result of a reduction in certain TRA liabilities, partially offset by the change in fair value of a TRA entered into as part of the acquisition of Mercury. (f) For periods prior to 2012, amounts represent depreciation expense associated with the company’s property and equipment, assuming that the company’s property and equipment at December 31, 2011 was in place on January 1, 2009. For periods subsequent to 2011, amounts represent the company’s depreciation and amortization expense adjusted to exclude amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions. The twelve months ended December 31, 2014 also includes the write-down of a trade name of $34.3 million. (g) For periods prior to 2012, amounts represent interest expense associated with the company’s level of debt, assuming the level of debt and applicable terms at December 31, 2011 was outstanding on January 1, 2009. (h) Represents adjustments to income tax expense to reflect an effective tax rate of 34.0% for 2017, 36% for 2016 and 2015, 36.5% for 2014 and 38.5% for all other periods presented, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of the adjustments described above. (i) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements. (j) Represents the non-controlling interest, net of pro forma income tax expense, associated with a consolidated joint venture formed in May 2014. Vantiv’s Non-GAAP Reconciliation